MANAGEMENT AGREEMENT







                                     between




Cali Harborside (Fee) Associates L.P., Cali Harborside Plaza I (Fee) Associates L.P., Plaza II and III Urban Renewal Associates L.P., Cal-Harbor II & III Urban Renewal Associates L.P., Plaza IV Urban Renewal Associates L.P., Cal-Harbor IV Urban Renewal Associates L.P., Plaza V Urban Renewal Associates L.P., Cal-Harbor V Urban Renewal Associates L.P., Plaza VI Urban Renewal Associates L.P., Cal-Harbor VI Urban Renewal Associates L.P., Harborside Exchange Place Limited Partnership, Cali-Harbor VII Urban Renewal Associates L.P., North Pier Urban Renewal Associates L.P., Cal-Harbor No. Pier Urban Renewal Associates L.P., South Pier Urban Renewal Associates L.P., and Cal-Harbor So. Pier Urban Renewal Associates L.P.





                                       and





                  Institutional Realty Management, LLC, Manager





PROPERTY:         Harborside Financial Center
                  Jersey City, New Jersey


DATE:    November 4, 1996

                                TABLE OF CONTENTS


1.  Appointment of Manager

2.  Management Services

         2.1  Orientation
         2.2  Management of Property
         2.3  Specific Duties of Manager
         2.4  Services Not Included

3.  Contractor Insurance/Indemnification

         3.1  Minimize Interference

4.  Service Contracts

5.  Compensation for Services

         5.1  Management Fee

6.  Accounting, Records, Reports

         6.1  Financial Records
         6.2  Financial Reports
         6.3  Audits
         6.4  Annual Budgets
         6.5  Tenant Statements
         6.6  Computerized Accounting

7.  Expenses

         7.1  Expenses of Owner
         7.2  Expenditure Authorization and Reimbursement
         7.2.1  Annual Budget
         7.2.2  Emergency Repairs
         7.2.3  Fund

8.  Indemnification

         8.1  Owner's Indemnity

9.  Term and Termination

         9.1  Term
         9.2  Termination for Cause
         9.3  Termination Without Cause
         9.4  Manager's Obligations after Termination

10.  (Deliberately Omitted)

11.  Assignment

12.  No Waiver

13.  Licenses

14.  Notices

15.  Confidentiality and Nondisclosure

16.  Benefit; Liability

17.  Captions

18.  Construction

19. Applicable Law

20.  Entire Agreement

21.  Attorneys' Fees

22.  Owner's Representative

23.  Nondiscrimination

24.  Owner's Consent

25.  Venue

26.  Treatment of Assets

27.  Amendment

28.  Disputes; Arbitration

29.  Time

30.  Management Office



Exhibits

A -      Legal Description of Land
B -      Funding Request
C -      Reporting Requirements
D -      [Intentionally Deleted]
E.       Dedicated On-Site Employees

                             BASIC INFORMATION SHEET



         The following Basic Information is hereby incorporated into the Management Agreement as though set out in full therein:

I.       Effective Date: November 4 , 1996

II.               Owner:   Cali Harborside  (Fee)  Associates L.P., a New Jersey
                           limited  partnership,  Cali Harborside  Plaza I (Fee)
                           Associates  L.P., a New Jersey  limited  partnership,
                           Plaza II and III Urban Renewal Associates L.P., a New
                           Jersey limited partnership, Cal-Harbor II & III Urban
                           Renewal   Associates   L.P.,   a   Delaware   limited
                           partnership,  Plaza IV Urban Renewal Associates L.P.,
                           a New Jersey limited partnership, Cal-Harbor IV Urban
                           Renewal   Associates   L.P.,  a  New  Jersey  limited
                           partnership, Plaza V Urban Renewal Associates L.P., a
                           New Jersey  limited  partnership,  Cal-Harbor V Urban
                           Renewal   Associates   L.P.,  a  New  Jersey  limited
                           partnership,  Plaza VI Urban Renewal Associates L.P.,
                           a New Jersey limited partnership, Cal-Harbor VI Urban
                           Renewal   Associates   L.P.,  a  New  Jersey  limited
                           partnership,   Harborside   Exchange   Place  Limited
                           Partnership,   a  New  Jersey  limited   partnership,
                           Cali-Harbor VII Urban Renewal  Associates L.P., a New
                           Jersey limited partnership,  North Pier Urban Renewal
                           Associates  L.P., a New Jersey  limited  partnership,
                           Cal-Harbor No. Pier Urban Renewal  Associates L.P., a
                           New  Jersey  limited  partnership,  South  Pier Urban
                           Renewal   Associates   L.P.,  a  New  Jersey  limited
                           partnership,  and  Cal-Harbor  So. Pier Urban Renewal
                           Associates L.P., a New Jersey limited partnership,

III.              Owner's Address : c/o Cali Realty Corporation
                                    11 Commerce Drive
                                    Cranford, New Jersey 07016
                                    Attn: Roger W. Thomas, Esq.

IV.               Manager: Institutional Realty Management, LLC

V.                Manager's Address:        13760 Noel Road
                                            Suite 905
                                            Dallas, TX 75240

VI.               Initial Term:     18 months commencing on the Effective Date.

VII. Property Description: The parcel of land and improvements thereon commonly known as Harborside Financial Center, Jersey City, New Jersey, such parcel of land being more particularly described in Exhibit A attached to the Management Agreement.

                                         MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made as of the Effective Date by and between Owner and Manager.


RECITALS:

         OWNER AND MANAGER ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

         A. Owner has recently acquired the Property.

         B. Manager managed the Property prior to its acquisition by Owner.

         C. To ease the ownership transition, Owner desires to retain the services of Manager, as an independent contractor, as manager of the Property with responsibilities for managing and supervising the operation, maintenance, and servicing of the Property, and Manager wishes to provide such services, all as provided herein.

         NOW THEREFORE, in consideration of the foregoing and of the full and faithful performance by Manager and Owner of all the terms, conditions, and obligations imposed upon Manager and Owner hereunder, respectively, Manager and Owner agree as follows:

         1. Appointment of Manager. Owner hereby appoints Manager as manager of the Property with the responsibilities and upon the terms and conditions set forth herein, and Manager hereby accepts such appointment.

         2. Management Services

                  2.1 Orientation. Manager has (i) all books and records respecting the operation of the Property, (ii) all personal property on or within the Property belonging to (or leased by) Owner, if any, (iii) all current and future tenant leases and related agreements, (iv) all warranties, guaranties and service contracts and agreements relating to the Property, (v) any and all development agreements, permits, approvals, and certificates of occupancy relating to the Property, and (vi) all other contracts, agreements and other documents relating to the operation, maintenance and servicing of the Property that Manager may require from time to time in order to discharge its duties under this Agreement (such items (i) and (iii)-(vi), inclusive, being sometimes hereinafter together referred to as the "Basic Documents").

                  2.2 Management of Property. Manager shall devote its commercially reasonable efforts consistent with first-class professional management as manager of the Property, and shall perform its duties hereunder in accordance with the Operating Budget and in a reasonable, diligent, and careful manner so as to manage and supervise the operation, maintenance, and servicing of the Property in a manner that is comparable to the manner in which Manager managed the Property for the previous owner. Manager agrees to cooperate with Owner in the management and operation of the Property.

                  2.3 Specific Duties of Manager. Without limiting the duties and obligations of Manager under any other provisions of this Agreement, Manager shall have the following duties and perform the following services:

                  2.3.1 Repairs and Maintenance. In accordance with and subject to the Operating Budget, Manager shall cause to be made all repairs and shall cause to be performed all maintenance on the buildings, appurtenances and grounds of the Property as are required to maintain the Property in such condition and repair (and in compliance with applicable codes) that is comparable to the condition in which the Property was maintained by its previous owner, and such other repairs as may be required to be made under the leases and other Basic Documents. Subject to the terms of Section 4 below, Manager may enter  into such  service,  cleaning  and  maintenance  (including  preventative maintenance) contracts necessary or appropriate for the operation and maintenance of the Property and the performance of Manager's duties hereunder, including without limitation contracts to service the equipment and systems located in or serving the Property (including the elevators, escalators and telephones therein, if any), contracts for landscape maintenance, and contracts to supply utilities, rubbish removal, fuel, security services and vermin extermination. To the extent that Owner is obligated to perform such obligations under any tenant lease or the Basic Documents, Manager shall use its commercially reasonable efforts to keep or cause to be kept all sidewalks, parking areas and other common areas of the Property free from cracks, snow, ice, excess water, debris and other accumulations, and shall cause any rubbish or other debris to be removed therefrom.

                  2.3.2 Rents, Billings and Collections. Manager shall be responsible for the monthly billing of rents and all other charges due from tenants to Owner with respect to the Property, including, without limitation the calculation of all components of rent due, and the preparation and distribution of monthly billing statements. Manager shall instruct the tenants of the Property to pay all rent and other such payments in accordance with instructions to be provided by Owner. Manager shall use its commercially reasonable efforts to collect all such rents and other charges when due, other than security deposits. Manager shall not collect more than one month's rent in advance unless approved in writing by Owner. Manager shall notify Owner of any delinquent rents or defaults under the leases, and shall advise Owner of Manager's best judgment of the appropriate course of action in collecting any such delinquent rent and/or remedying any such tenant defaults.

                  2.3.3 Obligations Under Basic Documents; Disbursement Account. Manager shall supervise and use its commercially reasonable efforts to cause Owner's performance and compliance, duly and punctually, with all of the obligations, terms and conditions required to be performed or complied with by Owner under the Basic Documents relating to the operation, maintenance and servicing of the Property, including, without limitation (but subject to the remainder of this Section), the timely payment of all sums required to be paid thereunder, all to the end that Owner's interest in the Property and its interests (including without limitation its interests as landlord under the leases) shall be preserved and no default chargeable to Owner shall occur under the Basic Documents. Within five (5) days after the execution of this Agreement, Owner shall provide funds to Manager to be deposited in a separate checking account approved or opened by Owner (the "Disbursement Account"). From the Disbursement Account, Manager shall pay all ordinary or necessary expenses of the Property. Within ten (10) days following presentation to Owner of a check register report (each, a "Funding Request"), Owner shall cause the Disbursement Account to be funded to the amount necessary for Manager to pay all ordinary or necessary expenses for the upcoming month, and all other expenses incurred by Manager on Owner's behalf that are authorized by the terms of this Agreement, all as described in each Funding Request but subject to the Operating Budget, and any other expenses Owner shall approve or direct Manager to pay. Owner agrees to maintain a minimum of $25,000 in the Disbursement Account at all times. The Management Fee shall be payable as set forth in Section 5.1.

                  All disbursement bank accounts shall be established by Owner for the Property and shall be in the name of Owner and have the Owner and Manager or Owner's and Manager's designated representatives as signatories. Two signatories shall be required to make withdrawals from the Disbursement Account, provided however, that the signature of Owner or Owner's designated representative alone, shall be sufficient to make withdrawals from the Disbursement Account. Owner shall notify Manager of any withdrawals made by Owner from the Disbursement Account. Manager shall not establish any banking accounts for the Property without prior approval by Owner.

                  Notwithstanding anything to the contrary contained in this Agreement, Manager shall have no obligation to perform any task otherwise required of Manager under this Agreement if the cost thereof is to be funded by Owner and Owner fails to provide such funding; and under no circumstances shall Manager be required to advance funds on Owner's behalf in order to pay any expense of the Property.

                  2.3.4   Equipment  and   Supplies.   Manager  shall  make  all
arrangements for the furnishing to the Property of utility, maintenance and other services and for the acquisition of equipment and supplies necessary for the management, operation, maintenance and servicing of the Property as required under the Basic Documents and this Agreement. Manager shall use best efforts to obtain for Owner, all rebates, discounts or other incentives pertaining to the furnishing to the Property of such utility, maintenance and other services and for the acquisition of such equipment and supplies.

                  2.3.5 Tax Assessments. If requested by Owner, Manager shall cause all real and personal property taxes to be paid when due and engage an independent tax consultant for purposes of reviewing, and if appropriate, contesting, either the validity or the amount thereof. In the event Owner retains, at Owner's sole expense (whether directly or through Manager as provided above) an independent tax consultant or tax counsel, Manager shall diligently cooperate with such tax consultant or tax counsel as requested by such tax consultant or tax counsel.

                  2.3.6 Owner's Insurance. If requested by Owner, at Owner's expense, Manager shall cause to be placed and kept in force all forms of insurance required by law or otherwise requested by Owner from time to time, including, without limitation, (i) comprehensive or commercial general and excess liability insurance in an amount requested by Owner, and (ii) property insurance as may be desirable or requested by Owner or required by any mortgage, deed of trust or other security agreement covering all or any part of the Property. Manager is to be named as an additional insured on the general and excess liability policies in its capacity as managing agent. Should Owner elect to place such insurance coverage directly, Manager shall be named as an additional insured on the general and excess liability policies in its capacity as managing agent and Owner will provide Manager with a certificate of insurance evidencing such coverage. If requested to do so by Owner, Manager shall duly and punctually pay on behalf of Owner, from a disbursement account, all premiums with respect thereto.

                  2.3.7 Manager's Insurance. Manager will obtain, at Manager's expense, the following insurance:

                           (a) Commercial or comprehensive  general liability on
a per occurrence basis for bodily injury liability and property damage liability with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year.

                           (b)  Excess  liability  (umbrella)  insurance  in the
amount of $4,000,000.

                           (c) Comprehensive form automobile  liability covering
owned, hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.

                           (d) Employer's  liability  insurance in an amount not
less than Five Hundred Thousand Dollars ($500,000).

                           (e) Blanket crime coverage protecting Manager against
fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than Five Hundred Thousand ($500,000) in any one occurrence.

                           (f) Such other  insurance  as Owner shall  reasonably
request provided such insurance is customarily maintained by managers of property similar to the Property.

                           Owner shall be named as an  additional  insured  with
respect to the policies referred to in (a) and (b) above, but only with respect to claims arising out of actions beyond the scope of Manager's duties under this Agreement.

                           Manager  will  provide  Owner with a  certificate  of
insurance evidencing all required coverages in a timely manner.

                  2.3.8 Compliance with Insurance Policies; Compliance by Tenants with Tenant Leases. To the extent of its actual knowledge, Manager shall use its commercially reasonable efforts to prevent the use of the Property for any purpose that might void any policy of insurance held by Owner, or any tenant at the Property, that might render any loss insured thereunder uncollectible or that would be in violation of any governmental restriction or the provisions of any tenant lease. Manager shall use its commercially reasonable efforts to secure full compliance by the tenants with the terms and conditions of their respective tenant leases, including, but not limited to, periodic maintenance of all building systems, including individual tenant's heating, ventilation and air-conditioning systems.

                  2.3.9 Personnel. Manager shall employ such personnel as employees of Manager or Manager's affiliates or subsidiary, and not of Owner, as may be necessary in order for Manager to perform its obligations hereunder. All dedicated on-site employees shall be expensed to the Property. A schedule of all dedicated on-site employees as of the date of this Agreement is appended as Exhibit E. Upon request of Owner, Manager shall reduce the number of dedicated on-site employees; provided however, that in such event, the standard to which Manager has agreed to manage and operate the Property shall be lowered appropriately to reflect such reduction of personnel. Nothing contained herein shall reduce the Management Fee payable pursuant to this Agreement.

                  Manager agrees that it will not replace John Marazzo as the building manager of the Property without the prior consent of Owner. The parties hereto agree that John Marazzo may perform services for the Manager with respect to other projects provided that: (i) Manager shall pay to the Owner a reasonable per diem amount for the use of John Marazzo's services during the term of this Agreement, and (ii) the performance by John Marazzo of such services for Manager shall not interfere with the performance of his responsibilities with respect to the Property in more than a de minimus nature. The per diem amount which is paid to Owner for the use of John Marazzo's time shall be equal to that which is charged to the Property for purposes of determining escalation rent to be paid by the tenants of the Property.

                  2.3.10 Tenant Relations. Manager will maintain cordial and frequent contact with the tenants of the Property and keep Owner informed of the tenants' concerns, expansion or contraction plans, changes in occupancy or use, and other matters that could have a bearing upon the leasing, operation or ownership of the Property. Manager will exercise all due diligence to project a positive and responsible image of Owner to the tenants and to the larger community, and to the extent known by Manager, will inform Owner of any condition, policy, or event that could reasonably be expected to harm the reputation of Owner among the tenants or in the larger community. Any tenant retention program is subject to approval by Owner and is at Owner's sole cost and expense.

                  2.3.11 Compliance with Laws. Manager shall use its commercially reasonable efforts to determine such action as may be necessary, inform Owner of action as may be necessary and, when authorized by Owner, and subject to appropriate funding by Owner, take such action as may be necessary, to cause the Property to comply with all current and future laws, rules, regulations, or ordinances affecting the ownership, use, or operation of the Property, including orders of the Board of Fire Underwriters or other similar bodies; provided, however, that Manager need not obtain the prior authorization of Owner to take action in case of an emergency or any threat to life, safety or property, so long as Manager shall give Owner prompt notice of any such action taken. Manager shall comply with all laws relating to the employment by Manager of its employees.

                  2.3.12 Notices. Manager shall deliver forthwith to Owner at the address stated on the Basic Information Sheet all written notices received by Manager from any mortgagee, tenant, or other party to any of the Basic Documents given pursuant thereto or pertaining thereto and all written notices from any governmental entity.

                  2.3.13 Cooperation. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against Owner that arise out of any matters relating to the Property or this Agreement or Manager's performance hereunder, Manager shall promptly give Owner all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Manager to incur any expenses beyond the ordinary cost of doing business and so long as Manager proceeds with commercially reasonable diligence and efficiency, Owner shall pay for any such out-of-pocket costs of which Owner has been advised in writing. Nothing contained herein shall require Owner to reimburse Manager for any out-of-pocket costs which are incurred as a result of any acts of Manager in violation of the terms of this Agreement.

                  2.3.14 Notice of Complaints, Violations and Fire Damage. Manager shall respond to complaints and requests from tenants and notify Owner within five (5) business days of Manager's having received any complaint made by a tenant of any alleged landlord default under any tenant lease. Additionally, Manager shall notify Owner as soon as is practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Manager; and upon becoming aware of any fire or significant damage to the Property, or other matter which might have an adverse, or material, impact on the Property.

                  2.3.15 Notice of Damages and Suits; Settlement of Claims. Manager shall notify Owner's general liability insurance broker or carrier as soon as is practical (but in no event later than five (5) business days after it obtains knowledge) of the occurrence of any bodily injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Property, and promptly forward to Owner and the broker, any summons, subpoena or other like legal documents served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Property. Notwithstanding the foregoing, Manager shall not be authorized to accept service of process on behalf of Owner, unless such authority is otherwise imputed by law.

                  2.3.16 Enforcement of Leases. Manager shall enforce compliance by tenants with each and all of the terms and provisions of the tenant leases, in accordance with policies set by Owner, provided, however, that Manager shall not, without the prior written consent of Owner in each instance, which consent may be withheld by Owner in its sole discretion, institute legal proceedings in the name of Owner to enforce tenant leases, collect income and rent or dispossess tenants or others occupying the Property or any portion thereof, or terminate any tenant lease, lock out a tenant, or engage counsel or institute any proceedings for recovery of possession of the Property.

                  2.3.17 Environmental.

                           (a) Notice.  Manager shall  promptly  advise Owner in
writing of any evidence of non-compliance with any Hazardous Materials Laws, as defined below, which Manager is aware of, together with a written report of the nature and extent of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to the Property or the property adjacent to or surrounding the Property. Owner acknowledges that (A) Manager is not an environmental engineer and does not have any special expertise in the Hazardous Materials Laws, (B) Manager's duties under this Section 2.3.17 are limited to the quality of reasonable commercial care and diligence customarily applied to property managers, and (C) Manager shall have no liability with respect to the presence of Regulated Substances on, in or about the Property or for the Property's compliance with Hazardous Materials Laws.

                           (b) Rights;  Limitations.  Without limiting any other
provision contained herein and subject to Section 2.3.16, Manager shall use commercially reasonable efforts to enforce Owner's rights under the tenant leases insofar as any tenant's compliance with Hazardous Materials Laws are concerned; provided, however, Manager shall not retain environmental consultants or otherwise initiate environmental reviews by any third parties without Owner's prior written consent; and provided further, Manager shall hold in confidence all information bearing on Hazardous Materials Laws and Regulated Substances, except to the extent expressly instructed otherwise in writing by Owner, or except to the extent necessary to protect against the imminent threat to the life and safety of persons and/or damage to the Property or damage to the property adjacent to or surrounding the Property, or except to the extent such disclosure is required by Hazardous Materials Laws, other laws, or court order.

                           (c)  Definitions.  For the  purposes of this  Section
2.3.17, "Hazardous Materials Laws" shall mean all federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, and "Regulated Substances" shall mean any "hazardous substance", "pollutant or contaminant", "petroleum", all as defined in or otherwise referred to in the Hazardous Materials laws, or any material containing petroleum, any polychlorinated biphenyls (PCBs) or substances containing PCBs, any urea formaldehyde foam, or any asbestos or materials containing asbestos.

                  2.3.18 Miscellaneous; Hiring of Professionals. Manager shall perform such other acts and deeds as may be necessary and proper in the discharge of its duties under this Agreement, including without limitation hiring consultants, lawyers and other professionals the Manager shall reasonably require from time to time in connection with the operation and management of the Property under this Agreement, subject however, to the consent of Owner.

         2.4 Services Not Included. Notwithstanding anything to the contrary in this Agreement, Owner acknowledges that the following services are not included in the services to be performed by Manager under this Agreement: (i) marketing studies; (ii) expansion potential analysis and implementation, including major tenant negotiation, land acquisition, design and construction; (iii) peripheral land planning, including site analysis, ground leases, market review, sales and development review and coordination; (iv) financing, refinancing and/or sale services, (v) construction supervision services, and (vi) leasing services. In the event Owner requests Manager to perform any of these services, such additional services shall be performed at a fee to be negotiated by Owner and Manager prior to the commencement of such services.

                  Anything to the contrary herein notwithstanding, in no event shall Manager be required, or permitted, to render any advice to Owner in connection with the development of the so-called Upland Parcels and the Piers, nor shall Manager be required to take any action which would violate the Employee Retirement Income Security Act of 1974.

         3.  Contractors.

                  3.1 Contractor Insurance/Indemnification.

                           (a)  Manager  shall  require  that  all   independent
contractors   brought  onto  the  Property  have   insurance   coverage  at  the
contractor's expense, in the following minimum amounts:

                                    (i)  Commercial  or  Comprehensive   General
Liability on an occurrence form for bodily injury liability and property damage liability with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) in the aggregate with respect to all occurrences within each policy year.

                                    (ii) Comprehensive form automobile liability
covering owned, hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit each occurrence.

                                    (iii) Employer's  liability  insurance in an
amount not less than Five Hundred Thousand Dollars ($500,000).

                                    (iv)  Workers   compensation   insurance  in
accordance with the laws of the State of New Jersey.

                                    The foregoing insurance shall name Owner and
Manager as additional insureds. The Manager shall obtain and keep on file a Certificate of Insurance which shows that the contractor is so insured.

                           (b) Manager shall use commercially reasonable efforts
to require that each independent contractor indemnify and agree to pay on behalf of, defend and hold harmless Owner, Manager and Owner's Representative, their principals, officers, directors, trustees, fiduciaries, advisors, shareholders, partners, employees and agents (individually and collectively, the "Indemnified Party") from and against all liabilities, claims, suits, damages, judgments, costs and expenses of whatever nature, including, but not limited to, reasonable attorneys' fees and disbursements, to which the Indemnified Party may become subject by reason or arising out of contractor's negligence or malfeasance.

                  3.2 Minimize Interference. All activities undertaken by Manager under Section 2 shall include Manager's efforts to (i) minimize interference with the operation and maintenance of the Property and the tenants that occupy space at the Property, and (ii) ensure that such work does not materially interfere with the structure of the Property or the electrical, mechanical HVAC and other building systems at the Property. The Manager shall make available to the Owner the advice and consultation of Manager's professional staff in connection with such Owner Improvements.

         4. Service Contracts. Manager shall not execute or otherwise enter into or bind Owner with respect to any purchase order, contract or agreement for equipment, supplies, services, or any other item without (A) obtaining three (3) competitive written bids from contractors approved by Owner for work exceeding Twenty-Five Thousand Dollars ($25,000) in costs, or such other amount as may be specified by Owner from time to time, provided, however, that Manager shall notify Owner with respect to any contractors submitting bids which may be affiliates of Manager, (B) furnishing copies of the same, if requested, to Owner, and (C) receiving the prior written consent of Owner, which consent may be withheld by Owner in its sole discretion. All such contracts and agreements shall be re-bid by Manager at such intervals as may be required by Owner from time to time, but in no event less than once every three years unless Owner offers not to rebid a contract on Manager's recommendation. All contracts shall be prepared by Manager for Owner's execution (or at the request of Owner, for Manager's execution on Owner's behalf) in conformity with applicable guidelines of Owner. All service contracts shall contain a provision permitting Owner to terminate on thirty (30) days written notice for any reason whatsoever, without penalty. Manager shall not hold itself out as having the authority to approve any contract or agreement without the prior approval of Owner except as provided above. In the event Owner requests that Manager enter any such required contracts, Manager shall do so on Owner's behalf as Owner's agent; provided, however, that Owner shall reimburse and hold Manager harmless from any loss, cost, claim, or expense arising in connection with Owner's failure to timely pay (or to make available funds to timely pay) any such vendor, or any other breach of such contract; provided further, however, that such reimbursement and hold harmless agreement shall not extend to any claim based on Manager's gross negligence or willful misconduct. From time to time, as may be requested by Owner, Manager will review the performance of building service contractors and vendors, and make recommendations to Owner for improving efficiency and quality, and/or reducing costs.

         5. Compensation for Services.

                  5.1  Management Fee.

                           5.1.1   Determination.   As   compensation   for  the
performance of the Manager's obligations under this Agreement, Owner shall pay Manager a monthly fee (the "Management Fee") in an amount equal to three percent (3%) of the Gross Income (as hereinafter defined) from the Property. As used herein, the term "Gross Income" shall mean the aggregate dollar amount, calculated on a cash basis, of all base rent actually received from any tenants or licensees of any portion of the Property, including without limitation, all parking revenue, and any percentage rent paid pursuant to a lease in connection with which no base rent is being paid. The Management Fee shall be determined on a monthly basis using Gross Income actually collected from the operation of the Property for the applicable month with respect to which such fee is payable.

                           As between each of he Owners,  the Management Fee due
Manager shall be paid by each Owner based upon the Gross Income from that portion of the Property to which said Owner is entitled to receive Gross Income.

                           5.1.2 Payment. The Management Fee shall be payable by
Owner to Manager out of the Disbursement Account monthly in arrears prior to or on the first (1st) day of each month, commencing as of the expiration of the first full calendar-month after the Effective Date. If management services are provided for less than one (1) full calendar month the Management Fee for such partial month shall be calculated by determining the Management Fee that would have been paid for the entire calendar month, and multiplying such amount by a fraction, the numerator of which shall be the number of days management services were provided in such month, and the denominator of which shall be the total number of days in such month.

         6.  Accounting, Records, Reports.

                  6.1 Financial Records. Manager shall maintain, at the Property, a comprehensive system of financial records for the Property on an accrual basis in accordance with generally accepted accounting principles, and other books and accounts, all of which shall belong to Owner. Owner and others designated by Owner shall at all times have access to such records, accounts and books and to all vouchers, files and all other material pertaining to the Property and this Agreement, all of which Manager agrees to keep safe, available, and distinct from any records not having to do with the Property. Upon request of Owner, the reports required by this Section 6.1 and by Section
6.2 shall be provided electronically.

                  6.2 Financial Reports. Manager shall furnish to Owner monthly unaudited financial reports by the 20th day of the succeeding calendar month, as well as the monthly reports listed on Exhibit C.

                  6.3 Audits. Manager will cooperate with and give assistance in a timely fashion to any internal or independent public accountant retained by Owner to examine such statements or other records pertaining to the Property.

                  6.4 Annual Budgets. No later than 60 days before the start of each succeeding fiscal year, or such other date specified in a written notice from Owner to Manager, Manager shall deliver to Owner the annual budget statements. These budget statements shall be in a form prepared by or approved by Owner. Owner shall notify Manager of its approval or disapproval of such budget statements within thirty (30) days of receipt by Owner thereof, and Manager shall modify such budget statements according to Owner's comments. The final, approved budget is referred to herein as the "Operating Budget".

                  6.5 Tenant Statements. Not later than one hundred twenty (120) days after the closing of each annual reporting period, Manager shall provide each tenant with a reconciliation statement and related back-up to the extent required by its tenant lease. At the same time, to the extent required under each tenant lease, Manager shall provide each tenant with such expense and tax or other statements for the current year setting forth the payment required to be made by such tenant pursuant to its tenant lease, based, to the extent permitted by an applicable tenant lease, upon the current Operating Budget and estimate of expenses and taxes for the then-current year, or setting forth such other information that may be required therein. All material to be provided to the tenants pursuant to this paragraph shall be submitted to Owner for its prior review. Manager shall, at no additional cost to Owner, respond to any audit request made by any tenant in connection with the material distributed pursuant to this section.

                  6.6  Computerized Accounting.

                           6.6.1 System.  Owner recognizes that Manager uses the
MRI property management/accounting system to report on property operations and accounting functions. If Owner decides to convert to its own system which is not compatible with Manager's system, Owner agrees to pay for all conversion costs included but not limited to software, hardware and personnel time associated with the conversion and training.

         7.  Expenses.

                  7.1 Expenses of Owner. All obligations or expenses incurred by Manager hereunder, as specifically permitted or authorized hereunder or in the Operating Budget, shall be for the account of, on behalf of, and at the expense of Owner, except as otherwise specifically provided in this Agreement; provided, however, that Owner shall not be obligated to reimburse Manager for (A) any expenses for office equipment or office supplies of Manager's corporate office,
(B) any corporate overhead expenses of an off-site management office, and/or (C) any salaries (including benefits) of the corporate staff of Manager including, without limitation, any executives or supervisory personnel of Manager or the secretary of such personnel or the bookkeeper of Manager, other than those specified in Section 2.3.9 above. Owner shall have the right of prior approval with respect to all expenses of Manager to be reimbursed by Owner and shall have the right to audit any allocation of expenses between the Property and any other properties managed or owned by Manager provided that such approval shall be deemed to have been given if any such expense is specifically permitted or authorized hereunder or in the Operating Budget.

                  7.2 Expenditure Authorization and Reimbursement.

                           7.2.1  Annual  Budget.  Manager  shall be entitled to
expend money hereunder only in accordance with the funding request guidelines set forth in Section 2.3.3. Any other expenditures not permitted in the Operating Budget or under Section 7.2.2. shall require Owner's prior written consent.

                           7.2.2  Emergency  Repairs.   Manager  shall  use  its
diligent efforts to inform Owner of any casualty, breakdown in machinery or other similar emergency, and Manager shall make payments for repairs, maintenance equipment, or supplies, in excess of the authorization amounts stated herein and without following the bidding procedures otherwise required, if in the best business judgment of Manager, emergency action prior to written approval from Owner is necessary to prevent injury to persons or to prevent additional damage to the Property or a greater total expenditure arising from such damage or to protect the Property from damage or prevent a default on the part of Owner under the Basic Documents or the tenant leases. Any such payment shall be made only in concert with prompt telecopy or electronic notification by Manager to Owner.

                           7.2.3 Fund. Any  authorized  payments made by Manager
in the performance of its duties and obligations under this Agreement shall be made out of such funds as Manager may from time to time hold for the account of Owner or as may be provided by Owner. Without any obligation to do so, Manager may advance for Owner's account any amount for the payment of any authorized expenses, and Owner shall, upon notice from Manager, promptly reimburse Manager therefor without interest. Manager shall notify Owner, in advance, of any foreseeable deficiency of the funds in such accounts.

         8.  Indemnification.

                  8.1 Owner's Indemnity. Owner hereby indemnifies and agrees to pay on behalf of, defend and hold harmless Manager, its principals, officers, affiliates, directors, shareholders, partners, employees, advisors and agents (individually and collectively, the "Manager Indemnified Party") from and against all liabilities, claims, suits, damages, judgments, costs and expenses of whatever nature, including, but not limited to reasonable attorney's fees and disbursements, to which the Manager Indemnified Party may become subject arising out of the management, operation, maintenance or leasing of the Property, provided that (i) the Manager Indemnified Party promptly notifies Owner of any matter with respect to which Owner is required to indemnify, hold harmless or reimburse the Manager Indemnified Party, and (ii) the Manager Indemnified Party does not take any actions, including an admission of liability, which would bar Owner from defending itself with respect to such matter. Notwithstanding the foregoing, Owner shall not be required to indemnify, defend, hold harmless or reimburse the Manager Indemnified Party with respect to any matter to the extent the same resulted from the negligence or malfeasance of the Manager Indemnified Party or actions taken by the Manager Indemnified Party beyond the scope of the Manager's duties or authority under this Agreement, or the scope of any express, written direction of Owner that is not in conflict with the terms of this Agreement. The provisions of this Section shall survive the expiration and any termination of this Agreement.

                  8.2 Manager's Indemnity. Except with respect to any loss or damage to property, Manager hereby indemnifies and agrees to pay on behalf of, defend and hold harmless Owner, its principals, officers, affiliates, directors, shareholders, partners, employees and agents (individually and collectively, the "Owner Indemnified Party") from and against all liabilities, claims, suits, damages, judgments, costs and expenses of whatever nature, including, but not limited to reasonable attorney's fees and disbursements, to which the Owner Indemnified party may become subject arising out of any proven breach during the term of this Agreement, by Manager, its employees or agents, of any provisions of this Agreement, or any proven negligence or malfeasance by Manager or its employees or agents, provided that (i) the Owner Indemnified Party promptly notifies Manager of any matter with respect to which Manager is required to indemnify, hold harmless or reimburse the Owner Indemnified Party, and (ii) the Owner Indemnified Party does not take any actions, including an admission of liability, which would bar Manager from defending itself with respect to such matter. The provisions of this Section shall survive the expiration and any termination of this Agreement.

         9.  Term and Termination.

                  9.1 Term. The initial term of this Agreement shall be for the Initial Term. Owner shall have the right, upon notice to Manager delivered at any time prior to the date which is thirty (30) days prior to the end of the Initial Term, to extend the term of this Agreement for a period of twelve months commencing as of the last day of the Initial Term. Any such extension shall be on the same terms and conditions which are contained in this agreement.

                  9.2 Termination for Cause.

                           9.2.1  By  Manager.   Manager  may   terminate   this
Agreement in the event that Owner has materially defaulted in the performance of its obligations hereunder.

                           9.2.2 By Owner.  Owner may terminate this  Agreement,
in the event that: (A) Manager has been negligent in the management, operation, maintenance or servicing of the Property or has otherwise materially defaulted in the performance of its obligations hereunder; or (B) a receiver, liquidator or trustee of Manager shall be appointed by court order, or a petition to liquidate or reorganize Manager shall be filed against Manager under any bankruptcy, reorganization, or insolvency law, and such order or petition is not vacated or dismissed within sixty (60) days, or Manager shall file a petition in bankruptcy or under reorganization or insolvency laws, or if Manager shall make an assignment for the benefit of its creditors, or if Manager is adjudicated as bankrupt; or (C) there is damage or destruction to all or a substantial portion of the Property and Owner decides not to rebuild or restore the Property or there is a taking by condemnation, or similar proceeding, of a substantial portion of the Property.

                           9.2.3  Notice  and  Opportunity  to Cure.  Except  as
otherwise provided herein, any termination for cause shall be effective upon receipt of written notice of termination given by the terminating party to the defaulting party or thereafter upon such other date as specified by the terminating party in such written notice; provided, however, that for those causes for termination set forth in Section 9.2.1 and clause (A) of Section
9.2.2 the terminating party shall notify in writing the defaulting party that the defaulting party shall have thirty (30) days (the "Cure Period") after receiving such written notice within which to cure to the reasonable satisfaction of the terminating party any such cause. Notwithstanding the above, if Manager is terminated as a result of fraud, bad faith, or illegal activity, no cure period shall be permitted.

                  9.3 Termination Without Cause.

                           9.3.1  By  Manager.   Manager  may   terminate   this
Agreement  without cause by written notice to Owner subject to the provisions of
Section 9.4 below. Such termination shall be effective ninety (90) days after Owner's receipt of written notice of such termination given by Manager or thereafter upon such other later date as specified by Manager in such written notice.

                  9.4  Manager's   Obligations  after   Termination.   Upon  the
expiration or earlier termination of this Agreement:

                           9.4.1 Stop Work.  Manager  shall stop work under this
Agreement.

                           9.4.2 Orders.  Manager shall place no further  orders
or subcontracts for materials, services, or facilities.

                           9.4.3  Final  Accounting.  Manager  shall  deliver to
Owner, within thirty (30) days of termination, a final accounting, reflecting the balance of income and expenses of the Property as of the date of termination.

                           9.4.4  Funds.  Manager  shall  deliver  to Owner  any
monies of Owner or tenant security deposits, or both, held by Manager with respect to the Property, together with an accounting therefor.

                           9.4.5 Books and Records. Upon request,  Manager shall
deliver to Owner, or such other person or persons designated by Owner, the Basic Documents, and copies of all books and records of the Property, all plans, specifications, permits, contracts, leases and any other property or documentation associated with the Property and not owned by Manager but which is in Manager's possession or control. Upon request, all such information will be provided electronically.

                           9.4.6  Service   Contracts.   Manager  shall  assign,
transfer, or convey to Owner or such other person or persons designated by Owner, all service contracts relating to or used in the management, leasing, operation and maintenance of the Property.

                           9.4.7  Continuing   Covenant.   Manager  shall  refer
questions or requests from tenants on the Property regarding the Property to Manager's replacement.

                  Upon  any  termination  of  this  Agreement  pursuant  to this
Section 9, the obligations of the parties hereto (except those specified as surviving) shall cease as of the date specified in the notice of termination, except that Manager shall comply with the applicable provisions hereof and shall be entitled to receive any and all compensation that may be due Manager hereunder at the time of such termination.

         10.  (Deliberately Omitted)

         11. Assignment. Manager may not assign, hypothecate or transfer this Agreement without the prior approval of Owner.

         12. No Waiver. The failure of either party to seek redress for breach, or to insist upon the strict performance of any covenant, agreement, provisions or condition of this Agreement shall not constitute a waiver thereof, and both parties shall have all remedies provided herein and by applicable law with respect to any subsequent act that would have originally constituted a breach.

         13. Licenses. Manager, at all times hereunder, shall, at Manager's sole cost and expense, obtain and maintain any and all licenses, permits and other governmental consents required in order for Manager to perform its obligations hereunder.

         14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given or made by personal delivery, by overnight courier, or by mailing the same by United States certified or registered mail, return receipt requested, postage prepaid, and addressed as set forth in the Basic Information Sheet. Either party hereto may from time to time by notice in writing served on the other party as aforesaid, designate a different mailing address or different person(s) to which all such notices are thereafter to be addressed.

         15. Confidentiality and Nondisclosure. Manager shall hold in strictest confidence all operating information and all financial information pertaining to the Property. Manager shall immediately notify Owner if Manager receives a request from a third party for the disclosure of information related to the Property.

         16. Benefit; Liability. This Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of, and be binding upon, the respective successors, and permitted assigns of the parties hereto. This Agreement, and any liability that may arise as a consequence of the execution of this Agreement by or on behalf of Owner shall be the liability of Owner and not the personal liability of any trustee, officer, employee or agent of Owner.

         17. Captions. The captions of this Agreement are inserted only for the purpose of convenient reference and do not define, limit or prescribe the scope or intent of this Agreement or any part hereof.

         18. Construction. Each party participated in the preparation of this Agreement personally and with the benefit of counsel. If this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof more harshly against any party as drafter.

         19. Applicable Law. This Agreement shall be construed in accordance with the laws of the state in which the Property is located. Owner and Manager, by execution of this Agreement, acknowledge and submit to the jurisdiction of the Courts of such state in this matter.

         20. Entire Agreement. This Agreement, including any exhibits and addenda attached hereto, embodies the entire understanding of the parties, and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

         21. Attorneys' Fees. In the event of any litigation between Owner and Manager arising out of the obligations of Owner or Manager under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

         22. Owner's Representative. Owner may, by written notice to Manager, delegate all or any portion of its authority hereunder to a designated representative of Owner. All decisions made by Owner's designee shall be binding on Owner until Manager has received written notice of Owner's termination of such delegation.

         23. Nondiscrimination. Manager shall not discriminate against any employee or applicant for employment because of race, color, sex, religion, national origin, creed, marital status, age, or the presence of any sensory, mental or physical handicap.

         24. Owner's Consent. Owner agrees to use its commercially reasonable efforts to respond to all matters requiring Owner's consent or approval herewith within five (5) business days of Owner's receipt of such information from Manager for which Owner's consent or approval is required. Owner further acknowledges and agrees that Manager may rely upon the instruction, direction, approval and consent given by Owner's Representative, in the same manner as if Owner had given such instruction, direction, approval and consent; and that any submissions for such approval or consent may be direct by Manager solely to Owner's Representative; and that delivery or notice to Owner's Representative of any notice or submission shall be deemed effective delivery or notice to Owner.

         25. Venue. Any action related to this Agreement shall be filed in the State in which the Property is located.

         26. Treatment of Assets.

                  26.1 Title to all property furnished by Owner shall remain Owner's. Title to all property purchased by Manager for which Manager is entitled to be reimbursed as a direct item of cost under this Agreement shall pass to and vest in Owner upon the expiration or earlier termination of this Agreement.

                  26.2 Any property of Owner furnished to Manager shall, unless otherwise provided in this Agreement, or approved by Owner, be used only for the performance of this Agreement.


                  26.3 If any of Owner's property is lost, destroyed or damaged, Manager shall immediately so notify Owner and shall take all reasonable steps to protect the property from further damage.

         27. Amendment. Any alteration, amendment, modification or waiver of any clause or condition of this Agreement shall not be effective or binding unless made in writing and signed by both parties hereto.

         28. Disputes; Arbitration. Manager and Owner agree that all disputes arising between Manager and Owner with respect to the terms of this Agreement shall be resolved by means of binding arbitration in accordance with the then applicable commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered into any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the state in which the Property is located. The arbitrator shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The cost of the arbitration proceedings shall be borne by the losing party; the respective parties shall bear the costs and fees of their respective counsel.

         29. Time. Time is of the essence in the performance of the parties' obligations under this Agreement. The parties acknowledge and agree that notwithstanding that this Agreement may have been executed after the Effective Date, the parties have complied and performed the terms of the Agreement since the Effective Date.

         30. Management Office. Owner shall provide Manager, at Owner's sole cost and expense, with a rent-free office on the Property for the purpose of performing Manager's obligations under this Agreement. Currently Manager occupies approximately 10,000 sf on the ground floor of Plaza II which is used by the building operational employees and by the building contractors and approximately 3,000 sf on the 4th floor of Plaza II. If Owner requires Manager to relocate, Owner will provide Manager with alternative space which is reasonably acceptable to Manager. Owner shall supply such office furniture, telephone service, copying machines, typewriters, computers and other business machines as was provided by the previous owner of the Property.

         31. Prohibition Against Recordation. This document may not be recorded against the Property.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    Owner:


                                    CALI HARBORSIDE (FEE)
                                    ASSOCIATES, L.P., a New Jersey
                                    limited partnership

                                    BY:  Cali Sub X, Inc., a Delaware
                                         corporation, its General Partner


                                    BY:
                                             Name:
                                             Title:


                                    CALI HARBORSIDE PLAZA I (FEE)
                                    ASSOCIATES L.P., a New Jersey
                                    limited partnership

                                    BY:  Cali Sub X, Inc., a Delaware
                                         corporation, its General Partner



                                    BY:

                                      Name:
                                     Title:

                          PLAZA II AND III URBAN RENEWAL
                          ASSOCIATES L.P., a New Jersey
                          limited partnership

                          By:   One Exchange Place Corporation,
                                a Delaware corporation, general partner


                                By:

                                Name:   Stephen J. Furnary
                                Title:  President




                          CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P., a Delaware limited partnership

                          By: Cali Sub X, Inc., a New Jersey
                              corporation, its General Partner


                              By:

                              Name:

                              Title:

                          PLAZA IV URBAN RENEWAL ASSOCIATES L.P.,
                          a New Jersey limited partnership

                          By: One Exchange Place Corporation,
                              a New Jersey corporation, general partner


                              By:
                              Name: Stephen J. Furnary
                              Title: President





                         CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership


                         By: Cali Sub X, Inc., a Delaware
                             corporation, general partner


                             By:

                                   Name:
                                   Title:

                         PLAZA VI URBAN RENEWAL ASSOCIATES L.P.,
                         a New Jersey limited partnership

                         By: One Exchange Place Corporation,
                             a New Jersey corporation, general partner


                              By:
                              Name: Stephen J. Furnary
                              Title: President


                        CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership


                        By: Cali Sub XI, Inc., a Delaware
                            corporation, general partner


                            By:

                                  Name:
                                  Title:

                         PLAZA V URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership



                          By:   One Exchange Place Corporation,
                                a Delaware corporation, general partner


                                By:

                                Name:   Stephen J. Furnary
                                Title:  President





                          CAL-HARBOR V URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership



                        By: Cali Sub XI, Inc., a Delaware
                            corporation, general partner


                            By:

                                  Name:
                                  Title:

                           NORTH PIER URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership


                          By:   One Exchange Place Corporation,
                                a Delaware corporation, general partner


                                By:

                                Name:   Stephen J. Furnary
                                Title:  President





                          CAL-HARBOR NO. PIER URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership

                          By: Cali Sub XI, Inc., a Delaware
                              corporation, general partner


                            By:

                                  Name:
                                  Title:

                          SOUTH PIER URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership




                          By:   One Exchange Place Corporation,
                                a Delaware corporation, general partner


                                By:

                                Name:   Stephen J. Furnary
                                Title:  President





                          CAL-HARBOR SO. PIER URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership

                          By: Cali Sub XI, Inc., a Delaware
                              corporation, general partner


                            By:

                                  Name:
                                  Title:

                           HARBORSIDE EXCHANGE PLACE LIMITED PARTNERSHIP, a New Jersey limited partnership

                          By: Two Harborside Corp., a Delaware corporation,
                              its General Partner


                                By:

                                Name:   Stephen J. Furnary
                                Title:  President




                          CALI-HARBOR VII URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership

                          By: Cali Sub XI, Inc., a Delaware
                              corporation, general partner


                            By:

                                  Name:
                                  Title:


Manager: Institutional Realty Management, LLC

By:________________________

Print
Name:

Print
Title:

                                    Exhibit A

                            Legal Description of Land

                                    Exhibit B


                             [Intentionally Deleted]

                                    Exhibit C


                             Reporting Requirements

Monthly Reports
By the 15th Day of the Following Month

       1.     Executive Summary

       2.      Leasing Reports:

               a.     Rent Roll

               b.     Physical Occupancy Report

               c.     Tenant Litigation Report

               d.     Leasing prospects, including renewals and expansions

       3.     Financial Reports (Accrual):

                 a.   Balance Sheet (GAAP)

                 b.   Income Statement

                 c.   Statement of Cash Flows (Sources and Uses)

                 d.   Budget vs. Actual With Variance Amounts -
                      Statement of Operations

                 e.   Y-T-D Variance Explanation(1) of Budget vs. Actual

                 f.   Trial Balance

                 g.   Check/Disbursement Register

                 h.   Accounts Payable Listing

                 i.   Management Fee Computation

                 j. Capital Expenditures (Budget vs. Actual), with Y-T-D variance explanation

                 k.   Bank Statements

                 l.   Bank Reconciliations

-------------
1. Variance Scope
   Comparison to year-to-date budget, including explanations for variances greater than 7.5% and $20,000.

       4.    Accounts Receivable Reports:

                  a. Accounts Receivable Aging Report with narrative for rents over 90 days past due

                  b. Tenant Receivable Ledger Report - Charges and Collections by Tenant and charge type

                  c. Reconciliation of Aged Tenants Account Receivable Balance to total receivable per per Balance Sheet

                  d.  Analysis of Allowance for Doubtful Accounts, by tenant

                  e.  Bad Debt/Write-Off Schedule, by tenant

       5.    Operations Reports:

                  a. Report of Property Operations, including staffing, engineering, maintenance & repairs, security incidents, etc.

                  b. Report of any emergency repair expenses incurred during the report period.

                  c. Report of tenant complaints for the month and a schedule of corrective measures and related costs

                  d. Report of violations and other notices from any governmental authority, agency or department, insurance company, board of fire underwriters, or similar body, and schedule of corrective measures and related costs

                  e. Report of any personal injury, property damage or violation of public or building regulations suffered or claimed by a third party or tenant

                                    Exhibit D

                             [Intentionally Deleted]

                                    Exhibit E

                           Dedicated On-Site Employees